UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2005
ORTHOLOGIC CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-21214	86-0585310

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 West Washington Street, Tempe, Arizona	85281

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(602) 286-5520
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     On December 27, 2005, OrthoLogic Corp. (the “Company”) entered into a termination and severance agreement with Thomas R. Trotter, the Company’s former Chief Executive Officer (the “Termination and Severance Agreement”), pursuant to which the Second Amended and Restated Employment Agreement, effective February 20, 2004, by and between the Company and Mr. Trotter (the “Trotter Employment Agreement”) is to be terminated. The Termination and Severance Agreement is filed with this Current Report on Form 8-K (this “Form 8-K”) as Exhibit 10.1 and is incorporated herein by reference. Under the Termination and Severance Agreement, the termination of the Trotter Employment Agreement shall be effective on January 1, 2006, and in exchange for the termination, Mr. Trotter will receive annual severance in the amount of $350,000, pro rated from January 1, 2006 until March 15, 2006, and annual severance in the amount of $330,000 from March 16, 2006 until March 15, 2007. Mr. Trotter’s severance, which is payable at the times and in the manner dictated by the Company’s standard payroll policies, is equal to the amounts Mr. Trotter otherwise would have received for the applicable time periods had the Trotter Employment Agreement remained in effect.
Item 1.02 Termination of a Material Definitive Agreement.
     On December 27, 2005, the Company entered into the Termination and Severance Agreement described in Item 1.01 of this Form 8-K, pursuant to which the Trotter Employment Agreement is to be terminated, effective January 1, 2006. Under the Trotter Employment Agreement, Mr. Trotter received a base salary of $350,000 and was eligible to participate in the Company’s incentive bonus program. Mr. Trotter also had the right, under the agreement, to elect to begin a three-year transition leading to the termination of his employment with the Company (the “Election”). The Trotter Employment Agreement provided that, during this three-year transition period following the date of the Election (the “Election Period”), Mr. Trotter would be entitled to continue receiving salary at declining base salary rates and continued access to benefits. He exercised the Election on March 15, 2005, upon the commencement of the employment of Dr. James M. Pusey as the Company’s Chief Executive Officer. The Termination and Severance Agreement, which terminates the rights, duties and obligations of the Company and Mr. Trotter under the Trotter Employment Agreement (except for obligations relating to confidentiality, which survive), was entered into because the parties wish to terminate Mr. Trotter’s remaining employment duties to the Company prior to the expiration of the Election Period.

Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Exhibit No.	Description
10.1	Termination and Severance Agreement dated December 27, 2005, between the Company and Thomas R. Trotter

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 28, 2005	ORTHOLOGIC CORP.
/s/ Sherry A. Sturman
Sherry A. Sturman
Chief Financial Officer